UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 20, 2017

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 870-2601

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

□

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Range Resources Corporation (the “Company”) with the U.S. Securities and Exchange Commission on May 17, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 annual meeting of stockholders held on May 17, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decisions as to the frequency of future shareholder advisory votes regarding the compensation of the Company’s named executive officers. Except as set forth herein, no other modifications have been made to the Original Form 8-K.

ITEM 5.07. Submission of Matters to a Vote of Security Holders

As previously disclosed in the Original Form 8-K, in an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers held at the Annual Meeting, 192,040,985 shares voted for every year, 168,572 shares voted for every two years, 5,843,727 shares voted for every three years, 124,791 shares abstained. In accordance with these results and its previous recommendation (as set forth in the definitive proxy statement for the Annual Meeting), the Board of Directors of the Company has determined that the Company will hold future say-on-pay votes every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 20, 2017

RANGE RESOURCES CORPORATION

By:	/s/ David P. Poole
David P. Poole
Senior Vice President – General Counsel & Corporate Secretary